Form N-CSR Item 13(c) Exhibit

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-266343 on Form N-2 of our report dated December 19, 2023, relating to the financial statements and financial highlights of Eaton Vance Senior Floating-Rate Trust (the “Trust”), appearing in this Annual Report on Form N-CSR of the Trust for the year ended October 31, 2023.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

December 22, 2023